                                  SCHEDULE 14A

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                               VISX, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        CARL C. ICAHN, BARBERRY CORP. AND HIGH RIVER LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VISX, INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                                       OF
                                 BARBERRY CORP.
                            ------------------------

To Our Fellow VISX Stockholders:


     This Proxy Statement and the accompanying WHITE proxy card are being furnished to stockholders ("Stockholders") of VISX, Incorporated ("VISX" or the "Company") in connection with the solicitation of proxies by Barberry Corp. ("Barberry"), a Delaware corporation controlled by Carl C. Icahn, to be used at the 2001 Annual Meeting (the "Annual Meeting"), of Stockholders of VISX which is scheduled to be held at 8:00 a.m. local time on May 4, 2001 at The Embassy Suites Santa Clara/Silicon Valley location at 2885 Lakeside Drive, Santa Clara, CA 95054, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the WHITE proxy card are first being furnished to Stockholders on or about April 17, 2001.


     At the Annual Meeting, Barberry will seek to elect to the Board of Directors of VISX, a slate of five (5) nominees, including Mr. Icahn, named below under "Election of Directors". Each of the nominees (each a "Nominee" and, collectively, the "Nominees") has been selected by Mr. Icahn and has consented, if elected, to serve as a director. If the Nominees are elected, Mr. Icahn will propose that the new board, subject to their fiduciary duties, consider the following immediate actions:

     1. CONDUCT AN OPEN AUCTION TO SELL THE COMPANY WITH A MINIMUM ACCEPTABLE BID OF $32 PER SHARE.

     - set up a data room so that all qualified buyers have equal access to information;

     - set a date certain for an auction; and

     - require management to submit for Stockholder approval the best offer at or above $32 per share.

          While Mr. Icahn has no present plans to bid in the auction, he would not be precluded from doing so.


          In selecting a minimum acceptable bid of $32 per share, Mr. Icahn does not intend to be providing a valuation of the Company. However, in selecting that minimum acceptable bid, Mr. Icahn studied and analyzed the recent acquisition of VISX's competitor, Summit Autonomous Inc., by Alcon Holdings Inc. He also studied and analyzed the market valuation of Allergan, a company in the ophthalmic field, and considered that according to VISX's 10-K, VISX is a "worldwide leader in the development of proprietary technologies and systems for laser vision correction." However, it should be pointed out that Summit, Allergan and VISX have differences in revenue sources, product mix and financial resources, among others, that affect their comparability. While a vote for his Nominees is not a vote to sell the Company, Mr. Icahn will strongly urge that his Nominees for the Board of Directors of VISX consider, subject to the exercise of their fiduciary duties, his recommendation to vote in favor of the sale of the Company at a minimum price of $32 per share. It is expected that Stockholders will be required to affirmatively approve any sale of the Company.



          There can, of course, be no assurances that the auction will achieve the desired result. Stockholders who do not wish to wait until a successful completion of the auction may wish to sell their shares in a tender offer as proposed in the next paragraph.



     2. DOUBLE THE COMPANY'S RECENTLY ANNOUNCED NEW SHARE BUYBACK PROGRAM FROM 10 TO 20 MILLION SHARES TO BE EFFECTED THROUGH AN IMMEDIATE ISSUER TENDER OFFER BY VISX AT $25 PER SHARE RATHER THAN WAIT TO MAKE OPEN MARKET PURCHASES OVER A POTENTIALLY LONG TIME PERIOD. If the Company is unable to obtain outside financing to purchase the additional 10 million shares, Mr. Icahn would lend the Company sufficient funds to do so on commercially reasonable terms. Furthermore, neither Mr. Icahn nor any of his affiliates would sell shares in the tender offer.

     As the success of an auction for the Company cannot be assured, in the event no sale, merger or other business combination occurs, Mr. Icahn would propose that the new board consider, subject to their fiduciary duties:


     - FORMING AN EXECUTIVE SEARCH COMMITTEE TO REVIEW EXISTING MANAGEMENT AND CONSIDER TOP-FLIGHT EXECUTIVE CANDIDATES. Mr. Icahn believes that VISX's management made a number of bad decisions, which Mr. Icahn considers to have turned out less than beneficial to the Company. These include allowing VISX's relationship with TLC Laser Eye Centers ("TLC"), the Company's second largest customer, to deteriorate to the point where TLC announced that it has adopted technology provided by Alcon and not VISX as its primary platform in its refractive centers. In addition, Mr. Icahn believes that management's decision to cut procedure fees in February 2000 from $250 to $100 per procedure is an important contributing factor toward the decline in VISX earnings for the first quarter of 2001 as compared with the first quarter of 2000. Finally, Mr. Icahn disagrees with management's decision to settle a patent dispute by licensing VISX's proprietary technology to Bausch & Lomb, a much larger company with substantial financial resources and, therefore, a potential major competitor. Management has not disclosed the license terms.


     If the Nominees are elected, Mr. Icahn and his affiliates may make recommendations regarding executive candidates to be considered.

     Mr. Icahn, Barberry and the other participants in this proxy solicitation have no interest in VISX other than as Stockholders.

     THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF VISX CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR WHITE PROXY CARD FOR THE NOMINEES.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE WHITE PROXY CARD AS SOON AS POSSIBLE.

IMPORTANT

     The election of the Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important in deciding the future of the Company. We urge you to mark, sign, date and return the enclosed WHITE proxy card to vote FOR the election of the Nominees.

     WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY VISX. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

     Only holders of record of VISX's voting securities as of the close of business on March 19, 2001 (the "Record Date") are entitled to notice of, and to attend and to vote at the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of VISX filed with the Securities and Exchange Commission ("VISX's Proxy Statement"), as of the Record Date, there were outstanding approximately 57,566,531 shares of common stock, par value $.01 per share (the "Common Stock").

Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of VISX held on the Record Date.

     As of the Record Date, Mr. Icahn, Barberry and its affiliates beneficially owned an aggregate of 6,020,005 shares of Common Stock, representing approximately 10.5% of the outstanding shares of Common Stock. Barberry and its affiliates intend to vote such shares FOR the election of the Nominees.

     VOTE FOR THE NOMINEES BY RETURNING YOUR COMPLETED WHITE PROXY TODAY.

PARTICIPANTS IN SOLICITATION OF PROXIES

     In addition to the Nominees, who are: Messrs: Becker, Glass, Icahn, Waksal and Zegger, the participants (the "Participants") in the solicitation of proxies are Barberry and its affiliate High River Limited Partnership ("High River"), both of which entities are owned directly or indirectly by Mr. Icahn, and Gail Golden, the spouse of Mr. Icahn.

     High River is a Delaware limited partnership, principally engaged in the business of investing in securities. High River's general partner is Barberry. Barberry is primarily engaged in the business of investing in securities. The principal business address of each of High River and Barberry 1 Wall Street Court, 9th floor, New York, New York 10005.

     Mr. Icahn's present principal occupation is acting as a Director and the Chairman of the Board of Starfire Holding Corporation, a Delaware corporation ("Starfire"), and as the Chairman of the Board and Director of various subsidiaries and affiliates of Starfire. Mr. Icahn's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

     Gail Golden, age 51, has served as Vice Chairman of the Board of Directors of Lowestfare.com, Inc. since August 1998 and Vice Chairman of Lowestfare.com, LLC, an internet travel reservations company since February 1999. From August 1998 to November 1999, Ms. Golden served as President of Lowestfare.com, Inc., and February 1999 to November 1999, as President of Lowestfare.com, LLC. From August 1995 to January 1999, Ms. Golden served as the Chief Executive Officer of Lowestfare.com LLC. Ms. Golden has served as Chief Executive Officer and President of Global Travel Marketing, a telephone travel reservations company, since June 1995. Ms. Golden has served as Vice President of Administration of Icahn Associates Corp., a privately owned holding company, since May 1985. Since 1978, Ms. Golden has served in various capacities at Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, including Director of Public and Investor Relations and Director of Human Resources. Ms. Golden also serves in various executive capacities for privately-owned entities controlled by Mr. Icahn. Ms. Golden is a Director and Vice-President and Secretary of the Icahn Charitable Foundation, Director Vice-President and Secretary of the Icahn Family Foundation and Director and Secretary of the Foundation for a Greater Opportunity. Ms. Golden's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

     Mr. Icahn, through the companies he owns, may be deemed to be the indirect beneficial owner of 6,020,005 shares of the Common Stock, which represents approximately 10.5% of outstanding shares of Common Stock.

     High River is the direct beneficial owner of 3,245,505 shares of the Common Stock. Barberry is the direct beneficial owner of 2,774,500 shares of the Common Stock and, in addition, as the sole general partner of High River, Barberry may be deemed to be the indirect beneficial owner of 3,245,505 shares of the Common Stock. Gail Golden is the direct beneficial owner of 1,990 shares of the Common Stock. Ms. Golden purchased such shares with her personal funds.


     The purchase of the 6,020,005 shares of Common Stock was made with working capital of Barberry and High River and pursuant to margin accounts in the regular course of business. As of April 16, 2001, Barberry has no Common Stock in any of its margin accounts and High River has a certain portion of the Common Stock in a margin account that has a positive balance.

     All transactions in the securities of VISX effected within the past 2 years by High River, Barberry, and other affiliates of Mr. Icahn are contained in Appendix I attached hereto.

ELECTION OF DIRECTORS

     According to VISX's proxy statement in connection with the 2001 Annual Meeting, VISX's management is going to nominate five (5) candidates for the election as directors. Barberry proposes that VISX Stockholders elect the Nominees to be nominated by Barberry as the Directors of VISX at the Annual Meeting. Each Nominee, if elected, would hold office until the 2002 Annual Meeting of Stockholders and until a successor has been elected and qualified. Although Barberry does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such occurrence, proxies may be voted for a substitute designated by Barberry.

     Background information about the Nominees is set forth below. The Nominees are not receiving any compensation from Mr. Icahn, Barberry or any of their affiliates in connection with this proxy solicitation. See Appendix I for additional information about the Nominees, including their ownership, purchase and sale of securities issued by VISX.

     JUDGE JEROME M. BECKER, age 65, serves as Chairman of the New York State Housing Finance Agency, the New York State Affordable Housing Corporation, the New York State Project Finance Agency and the New York State Municipal Bond Bank. Judge Becker also serves as Vice-Chairman of the State of New York Mortgage Agency. Judge Becker is a Director of the New York State Mortgage Loan Enforcement and Administration Corporation, Director of the New York State Housing Trust Fund Corporation and Member of the Homeless Housing Assistance Corporation. He is also a Brigadier General in the New York Guard. Judge Becker has formerly served as a Family Court Judge of the State of New York, and he has also formerly served as an Acting Criminal Court Judge of the New York City Criminal Court. He also served as Special District Attorney of Kings County (Brooklyn), Chairman of the New York City Conditional Release Commission (Parole), Chairman of the New York City Youth Board, Commissioner of the New York City Human Rights Commission and Member of the New York City Board of Correction. Judge Becker is a member of the New York State Bar having been admitted in 1962 and since has become a member of the Washington DC, Colorado and Pennsylvania Bars. He is also admitted to various federal courts including the United States Supreme Court. Judge Becker has also practiced law privately having represented domestic and international real estate interests. Mr. Becker currently serves as Director of Stratosphere Corporation.

     RUSSELL D. GLASS Since April 1998, Mr. Glass, age 38, has been President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm. Since August 1998 he has also served as Vice-Chairman of Lowestfare.com, LLC, an internet travel reservations company. Since April 2000 Mr. Glass has also served as the Chief Executive Officer of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm. He currently serves as a Director of Axiom Biotechnologies, Inc., a pharmacology profiling company; Cadus Pharmaceutical Corporation; Lowestfare.com, Inc.; National Energy Group, Inc., an oil & gas exploration and production company; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

     CARL C. ICAHN, age 65, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc. which owns and operates the Sands Hotel in Atlantic City, NJ. All of the foregoing companies are affiliated with Mr. Icahn. Mr. Icahn received his B.A. from Princeton University. Please see Appendix II for additional information.

     DR. SAMUEL D. WAKSAL, age 51, is the President and Chief Executive Officer of ImClone Systems Incorporated, a biopharmaceutical company. Dr. Waksal spent the first part of his career in academic medicine. From 1982 to 1985, he was a member of the faculty of Mount Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. Dr. Waksal has also served as Visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist at the Tufts Cancer Research Center. Dr. Waksal has been a visiting Professor at the Weizmann Institute in Israel and the Pasteur Institute in France. He has published over fifty review articles and chapters in the field of immunology and cancer. Dr. Waksal has helped to found over 15 biopharmaceutical companies including Medicis Pharmaceutical Corporation, Cadus Pharmaceutical Corporation and Merlin Pharmaceutical Corporation (now part of Cell Genesys Corporation). He sits on the boards of Tribeca Pharmaceutical Corporation, Prototek, Microbes Incorporated, Valigen and Amerimed Corporation. Dr. Waksal was also a founding board member of the New York Biotechnology Association and sits on its executive committee. He is also on the Board of Advisors of Rockefeller University.

     PAUL J. ZEGGER, age 41, is a partner of Pennie & Edmonds LLP, a law firm specializing in intellectual property and technology law. Mr. Zegger joined the New York office of Pennie & Edmonds LLP in 1987. He has worked in all phases of patent law including litigation, prosecution, licensing, validity and infringement study and counseling. His primary area of technical expertise is in chemical engineering, chemistry, pharmaceuticals, and biotechnology. Mr. Zegger has extensively litigated intellectual property matters before the Federal district courts and Court of Appeals for the Federal Circuit. Mr. Zegger received a B.S. in Chemical Engineering in 1982 from the University of Massachusetts and J.D. in 1987 from Albany Law School of Union University. He is member of the bars of the states of New York, Connecticut and the District of Columbia and is admitted to practice before numerous Federal district courts, the Court of Appeals for the Federal Circuit and the United States Supreme Court. He is also registered to practice before the United States Patent and Trademark Office. Mr. Zegger is also a member of the American Intellectual Property Law Association and the New York Intellectual Property law Association. He has been a speaker on various issues pertaining to patent law. During 2000, Mr. Zegger and Pennie & Edmonds LLP represented and currently continue to represent Mr. Icahn and his affiliated entities in various intellectual property law matters.

     WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE PROXY CARD FOR THE ELECTION OF ALL THE NOMINEES NAMED ON THE WHITE PROXY CARD.

     As set forth on Appendix I attached hereto, with the exception of Mr. Icahn, none of the Nominees engaged in any transactions in securities of VISX during the past two years. No Nominee owns any securities of VISX of record but not beneficially. No Nominee, with the exception of Mr. Icahn, owns beneficially any securities of VISX or any parent or subsidiary of VISX. In addition, and except as stated herein, no Nominee or any of their associates has any agreement or understanding with respect to future employment by VISX and no such person has any agreement or understanding with respect to any future transactions to which VISX will or may be a party.

     Except as described herein, no Nominee nor any of their associates (i) has engaged in or had a direct or indirect interest in any transaction or series of transactions since the beginning of VISX's last fiscal year or in any currently proposed transaction, to which VISX or any of its subsidiaries is a party, where the amount involved was in excess of $60,000, or (ii) borrowed any funds for the purpose of acquiring or holding any securities of VISX or is presently, or has been within the past year, a party to any contract, arrangement or understanding, with any person with respect to securities of VISX.

AGREEMENTS WITH NOMINEES

     High River has entered into a letter agreement (the "Nominee Agreements") with each of the Nominees with respect to their service as nominees, to stand for election as Directors of VISX at the Annual Meeting. The Nominee Agreements each provide, among other things, as follows:

     - The nominee has acknowledged that he has agreed to become a member of the slate of nominees to stand for election as directors of the VISX in connection with a proxy contest with management of VISX in respect of the election of directors of VISX at the Annual Meeting.

     - High River has agreed to pay the costs of the proxy contest.

     - High River has agreed to indemnify each nominee from and against any losses incurred by the nominee arising from any action relating to such nominee's role as a nominee, absent gross negligence or willful misconduct.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     According to VISX's Proxy Statement, VISX is soliciting proxies with respect to one (1) proposal other than the election of directors. Please refer to VISX's Proxy Statement for a detailed discussion of this proposal, including various arguments in favor of and against such proposals. This proposal is discussed briefly below.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     At the Annual Meeting, the Stockholders will be asked to ratify the appointment of Arthur Andersen LLP as VISX's independent auditors for the year ending December 31, 2001. Barberry recommends a vote FOR this proposal.

VOTING ON ITEM 2

     The accompanying WHITE proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Item 2 described above by marking the proper box on the WHITE proxy card. IF YOU HAVE SIGNED THE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE PROXY CARD FOR ITEM 2.

OTHER PROPOSALS

     Barberry and its affiliates know of no other business to be presented at the 2001 Annual Meeting, but if other matters do properly come before the 2001 Annual Meeting, the persons appointed in the proxy will use their discretion to vote the shares of Common Stock represented by WHITE proxy cards in accordance with their judgment on such matters.

VOTING PROCEDURES

     According to the VISX Proxy Statement, the voting procedures are as set forth below. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, EquiServe, L.P. (the "Inspector"), VISX Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of

Common Stock outstanding on March 19, 2001 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold Authority" and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to ratify each other proposal.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed WHITE proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR OUR NOMINEES WITH RESPECT TO PROPOSAL 1 AND FOR PROPOSAL 2 AND, IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

     The accompanying WHITE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

REVOCATION OF PROXIES

     Any Stockholder who has mailed a gold proxy card to VISX may revoke it before it is voted by mailing a duly executed WHITE Proxy Card to Barberry bearing a date LATER than the gold proxy card delivered to VISX. Proxies may also be revoked at any time prior to voting by: (i) delivering to the corporate secretary of VISX, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) delivering a duly executed proxy bearing a later date than the proxy delivered previously, or (iii) by attending the Annual Meeting and voting in person.

     Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell such shares after the Record Date.

COST AND METHOD OF SOLICITATION

     Solicitation of proxies shall be made by Mr. Icahn and Mr. Glass. No other director, officer or employee of Barberry or its affiliates will be soliciting proxies.


     Barberry has retained Innisfree M&A Incorporated ("Innisfree") to conduct the solicitation, for which Innisfree is to receive a fee of up to approximately $200,000, plus reimbursement for its reasonable out-of-pocket expenses. Barberry has agreed to indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to Innisfree pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that Innisfree will employ approximately 75 persons to solicit proxies from Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of securities holders is $25,000 to date, and is estimated to be $300,000 in total.

     Costs related to the solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisers, proxy solicitors, advertising, printing, transportation and related expenses, will be borne by Barberry and Mr. Icahn. Barberry and Mr. Icahn intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominees are elected to the Board of Directors of VISX, but do not intend to submit the issue of reimbursement to a vote of security holders.

CERTAIN INFORMATION REGARDING ARRANGEMENTS/UNDERSTANDINGS WITH RESPECT TO SECURITIES OF VISX

     Mr. Icahn, High River, Barberry and Ms. Golden may be deemed to have an understanding with respect to securities of VISX as they may be deemed to constitute a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934. As a consequence of being deemed a "group", such parties are required to and have made Schedule 13D filings as a group. Such Schedule 13D filings are publicly available at the Securities and Exchange Commission website: www.sec.gov.

ADDITIONAL INFORMATION

     Certain information regarding the securities of VISX held by VISX's Directors, nominees, management and 5% Stockholders is contained in VISX's Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of VISX must be received by VISX for inclusion in VISX's proxy statement and form of proxy for that meeting is also contained in VISX's proxy statement and is incorporated herein by reference.

                                          BARBERRY CORP.


Date: April 17, 2001

                                                                      APPENDIX I

                   SUPPLEMENTAL NOMINEE AND OTHER INFORMATION

     Set forth below is (a) the name and business address of each of the participants and their associates in the solicitation made pursuant to this Proxy Statement, and (b) the dates, types and amounts of each participant's purchases and sales of the Company's debt and equity securities within the past two years. Except for High River, Barberry and Ms. Golden, the only participants are the Nominees.

                                                                           NUMBER OF
NAME AND                                                      DATE OF      SECURITIES     CURRENT
BUSINESS ADDRESS                                            TRANSACTION    PURCHASED     OWNERSHIP
----------------                                            -----------    ----------    ----------
Jerome M. Becker..........................................     NONE           NONE          NONE
 NYS Housing Finance Agency
  641 Lexington Avenue
  New York, NY 10022
Russell D. Glass..........................................     NONE           NONE          NONE
 Icahn Associates Corp.
  767 Fifth Avenue
  47th Floor
  New York, NY 10153
Carl C. Icahn (see transactions of Barberry and High River listed below)
 Icahn Associates Corp.
  767 Fifth Avenue
  47th Floor
  New York, NY 10153
Samuel D. Waksal..........................................     NONE           NONE          NONE
 ImClone Systems, Inc,
  180 Varick Street, 6th floor
  New York, NY 10014
Paul J. Zegger............................................     NONE           NONE          NONE
 Pennie & Edmonds LLP
  1667 K Street, N.W
  Washington, DC 20006

                     TRANSACTIONS WITHIN THE PAST TWO YEARS
                                 IN VISX VOTING
                     SECURITIES BY BARBERRY AND HIGH RIVER

                                                                 NO. OF SHARES
                                                                OF COMMON STOCK
                                                                PURCHASED ("P")
NAME                                               DATE          OR SOLD ("S")
----                                             --------    ---------------------
High River Limited Partnership                    5/12/00          34,400        P
                                                  5/15/00           3,100        P
                                                  5/16/00           9,000        P
                                                  5/17/00           2,000        P
                                                  5/19/00          66,900        P
                                                  5/22/00          24,000        P
                                                  5/23/00          27,200        P
                                                  5/24/00          13,600        P
                                                  5/25/00          19,700        P
                                                  5/26/00           4,000        P
                                                  5/30/00           2,000        P
                                                  5/31/00          17,600        P
                                                   6/1/00          42,400        P

                                                                 NO. OF SHARES
                                                                OF COMMON STOCK
                                                                PURCHASED ("P")
NAME                                               DATE          OR SOLD ("S")
----                                             --------    ---------------------
                                                   6/2/00          10,000        P
                                                   6/5/00           8,300        P
                                                   6/6/00         167,400        P
                                                   6/7/00          62,000        P
                                                   6/8/00          48,000        P
                                                   6/9/00          12,900        P
                                                  6/12/00          55,100        P
                                                  6/13/00          28,000        P
                                                  6/14/00           3,900        P
                                                  8/15/00          25,500        P
                                                  8/16/00          54,600        P
                                                  8/17/00          46,600        P
                                                  8/18/00          53,100        P
                                                  8/23/00          10,000        P
                                                  8/23/00          40,400        P
                                                  8/28/00          43,905        P
                                                  8/29/00          43,800        P
                                                  8/30/00          48,800        P
                                                  8/31/00          62,200        P
                                                  9/01/00         108,700        P
                                                  9/05/00          39,200        P
                                                  9/06/00         120,100        P
                                                  9/07/00          70,000        P
                                                  9/08/00          75,000        P
                                                  9/11/00         100,000        P
                                                  9/11/00          88,300        P
                                                  9/12/00          50,000        P
                                                  9/13/00          58,500        P
                                                  9/14/00          48,500        P
                                                  9/15/00          39,000        P
                                                  9/18/00         103,500        P
                                                  9/20/00         100,000        P
                                                  9/21/00          73,500        P
                                                  9/22/00          95,000        P
                                                  9/25/00          55,800        P
                                                  9/26/00         110,000        P
                                                  9/27/00          95,000        P
                                                  9/28/00          65,000        P
                                                  9/29/00         150,600        P
                                                 10/02/00         110,000        P
                                                 10/04/00          50,000        P
                                                 10/05/00          50,000        P
                                                 10/06/00          50,000        P
                                                 10/17/00         250,000        P
Barberry                                         10/10/00         239,000        P
                                                 10/10/00         240,000        P

                                                                 NO. OF SHARES
                                                                OF COMMON STOCK
                                                                PURCHASED ("P")
NAME                                               DATE          OR SOLD ("S")
----                                             --------    ---------------------
                                                 10/12/00         114,300        P
                                                 10/13/00       1,700,000        P
                                                 10/18/00         172,300        P
                                                 10/19/00         200,000        P
                                                 10/20/00         108,900        P
Transactions by Gail Golden                        6/5/00           1,000        P
                                                   6/9/00             100        P
                                                  7/24/00             100        P
                                                   8/2/00             100        P
                                                   8/8/00              90        P
                                                  9/26/00             100        P
                                                  2/26/01             500        P

                                                                     APPENDIX II

     On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl C. Icahn, Icahn Associates Corp. and High River as defendants alleging that High River's tender offer for Reliance 9% senior notes violated
Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement.

     Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

IMPORTANT

     1. If your shares are held in your own name, please mark, date and mail the enclosed WHITE proxy card to our Proxy Solicitor, Innisfree M&A Incorporated, in the postage-paid envelope provided.

     2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing your shares.

     3. If you have already submitted a gold proxy card to VISX for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees by marking, signing, dating and returning the enclosed WHITE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to VISX. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

                               VISX, INCORPORATED
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                   THIS PROXY IS SOLICITED BY BARBERRY CORP.


        The undersigned hereby appoints and constitutes each of Carl C. Icahn
P and Russell D. Glass (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting
R of Stockholders of VISX, Incorporated (the "Company") to be held on May 4, 2001 at 8:00 a.m. local time, and at any adjournment or postponement
O thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed
X below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH
Y NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY CARD FOR DIRECTOR, FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that Barberry Corp. designates.

                      SIGN, DATE AND MAIL YOUR PROXY TODAY

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

         ----------------                                      ----------------
        |SEE REVERSE SIDE|                                    |SEE REVERSE SIDE|
         ----------------                                      ----------------

[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.



       STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY.
                       YOUR VOTE IS VERY IMPORTANT TO US.


         BARBERRY RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES
                               AND FOR PROPOSAL 2



                                                  FOR      WITHHELD    ABSTAIN
1.  To elect the following five directors:        ----       ----        ----
    Jerome M. Becker, Russell D. Glass,          |    |     |    |      |    |
    Carl C. Icahn, Samuel D Waksal,              |    |     |    |      |    |
    Paul J. Zegger                                ----       ----        ----


    (INSTRUCTIONS: To withhold authority to vote for any individual Nominee, write that Nominee's name on the space provided below:

     _________________________________________________


                                                  FOR      WITHHELD    ABSTAIN
2.  To ratify the appointment of                  ----       ----        ----
    independent public accountants.              |    |     |    |      |    |
                                                 |    |     |    |      |    |
                                                  ----       ----        ----

                                                  FOR      WITHHELD    ABSTAIN
3.  To act upon such other matters as may         ----       ----        ----
    properly come before the meeting or any      |    |     |    |      |    |
    adjournment of postponement thereof.         |    |     |    |      |    |
                                                  ----       ----        ----


     ----   MARK HERE IF YOU PLAN TO              ----   MARK HERE FOR ADDRESS
    |    |  ATTEND THE MEETING                   |    |  CHANGE AMD NOTE BELOW
     ----                                         ----




DATE: _______________________________ , 2001




____________________________________________
SIGNATURES(S) OF STOCKHOLDER(S)


___________________________________________
SIGNATURE (IF HELD JOINTLY)


____________________________________________
TITLE, IF ANY



Please sign exactly as your name(s) appear on your stock certificate. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.